certification

Michael Schoonover, Principal Executive Officer/President, and Erik Naviloff, Principal Financial Officer/Treasurer of Mutual Fund Series Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Princiap Executive Officer/President	Principal Financial Officer/Treasurer
Mutual Fund Series Trust	Mutual Fund Series Trust

/s/ Michael Schoonover	/s/ Erik Naviloff
Michael Schoonover	Erik Naviloff

Date:	12/09/2024	Date:	12/09/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.